Exhibit 10.24
RELEASE AGREEMENT

    This Agreement (this “Agreement”) is made this 2nd day of October, 2010, by Health Discovery Corporation (“HDC”) and R. Scott Tobin (“Mr. Tobin”).

Introduction

Mr. Tobin and HDC entered into an Employment Agreement effective April 15, 2009 (the “Employment Agreement”).

This Agreement requires that as a condition to HDC’s obligation to pay payments and benefits under Sections 10(a) and (b) of this Agreement, Mr. Tobin must provide a release and agree to certain other conditions as provided herein.  In consideration of Mr. Tobin’s separation from employment and termination of the Employment Agreement, HDC and Mr. Tobin have also agreed to certain other conditions as provided herein.

NOW, THEREFORE, the parties agree as follows:

1.
Mr. Tobin has been offered twenty-one (21) days from receipt of this Agreement within which to consider this Agreement.  The effective date of this Agreement shall be the date eight (8) days after the date on which Mr. Tobin signs this Agreement (“the Effective Date”).  For a period of seven (7) days following Mr. Tobin’s execution of this Agreement, Mr. Tobin may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven (7) day period has expired.  Mr. Tobin must communicate the desire to revoke this Agreement in writing.  Mr. Tobin understands that he may sign the Agreement at any time before the expiration of the twenty-one (21) day review period.  To the degree Mr. Tobin chooses not to wait twenty-one (21) days to execute this Agreement, it is because Mr. Tobin freely and unilaterally chooses to execute this Agreement before that time.  Mr. Tobin’s signing of the Agreement triggers the commencement of the seven (7) day revocation period.

2.
In exchange for Mr. Tobin’s execution of this Agreement and in full and complete settlement of any claims as specifically provided in this Agreement, HDC will provide Mr. Tobin with the benefits provided for in this Agreement.

3.
Mr. Tobin acknowledges and agrees that this Agreement is in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under these Acts.

The release given by Mr. Tobin in this Agreement is given solely in exchange for the consideration set forth in Section 10 of this Agreement and such consideration is in addition to anything of value that Mr. Tobin was entitled to receive prior to entering into this Agreement.

Mr. Tobin has been advised to consult an attorney prior to entering into this Agreement and this provision of the Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Mr. Tobin be so advised in writing.  Mr. Tobin certifies and warrants that he consulted with his legal counsel, David Stockton, Esquire of Kilpatrick Stockton LLP, or with an attorney of his choosing regarding the meaning and binding effect of this Agreement and each and every term before signing it.

By entering into this Agreement, Mr. Tobin does not waive any rights or claims that may arise after the date this Agreement is executed.  This Agreement will not operate to limit or bar Mr. Tobin’s right to file an administrative charge of discrimination with the EEOC or to testify, assist, or participate in an investigation, hearing, or proceeding conducted by the EEOC.  However, the Agreement does bar Mr. Tobin’s right to recover any personal relief if Mr. Tobin or anyone on Mr. Tobin’s behalf seeks to file a lawsuit or arbitration on the same basis as the charge of discrimination.

4.
This Agreement shall in no way be construed as an admission by HDC that it has acted wrongfully with respect to Mr. Tobin or any other person or that Mr. Tobin has any rights whatsoever against HDC.  HDC specifically disclaims any liability to or wrongful acts against Mr. Tobin or any other person on the part of itself, its employees or its agents.

5.
As a material inducement to HDC to enter into this Agreement, Mr. Tobin hereby irrevocably releases HDC and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, affiliates (and agents, directors, officers, employees, representatives and attorneys of such affiliates) of HDC, including Stephen Barnhill and Tom Gallagher in their representative and personal capacities, and all persons acting by, through, under or in concert with them (collectively, the “HDC Releasees”), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on HDC’s right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act (“ERISA”); (3) 42 U.S.C. § 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Equal Pay Act; (6) the Age Discrimination in Employment Act; (7) the Older Workers Benefit Protection Act; (8) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (11) the Sarbanes-Oxley Act of 2002 and any other whistleblowing claims under federal, state or local law; (12) negligence; (13) negligent hiring and/or negligent retention; (14) intentional or negligent infliction of emotional distress or outrage; (15) defamation; (16) interference with employment; (17) wrongful discharge; (18) invasion of privacy; or (19) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States (“Claim” or “Claims”), which Mr. Tobin now has, or claims to have, or which Mr. Tobin at any time heretofore had, or claimed to have, or which Mr. Tobin at any time hereinafter may have, or claim to have, against each or any of the HDC Releasees, in each case as to acts or omissions by each or any of the HDC Releasees occurring up to and including the Effective Date, provided that this Release shall not apply to any rights provided for in this Agreement.

6.
As a material inducement to Mr. Tobin to enter into this Agreement, HDC, for itself and on behalf of the other HDC Releasees (including without limitation Stephen Barnhill and Thomas Gallagher in their representative and personal capacities) hereby irrevocably releases Mr. Tobin, his heirs, executors, attorneys, accountants, administrators, agents and representatives, and their predecessors and successors in interest (collectively the “Tobin Releasees”) from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation:  (1) the Sarbanes-Oxley Act of 2002 and any other whistleblowing claims under federal, state or local law; (2) negligence; (3) intentional or negligent infliction of emotional distress or outrage; (4) defamation; (5) interference with employment; (6) invasion of privacy; or (7) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States (“Claim” or “Claims”), which HDC and the HDC Releasees now have, or claim to have, or which HDC and the HDC Releasees at any time heretofore had, or claimed to have, or which HDC and the HDC Releasees at any time hereinafter may have, or claim to have, against each or any of the Tobin Releasees, in each case as to acts or omissions by each or any of the Tobin Releasees occurring up to and including the Effective Date, provided that this Release shall not apply to any rights provided for in this Agreement.

7.
The release in Section 5 of this Agreement does not apply to (a) all benefits and awards (including without limitation cash and stock components) which pursuant to the terms of any compensation or benefit plans, programs, or agreements of HDC are earned or become payable, but which have not yet been paid, and (b) pay for accrued but unused vacation that HDC is legally obligated to pay Mr. Tobin, if any, and only if HDC is so obligated, (c) unreimbursed and substantiated business expenses, for which Mr. Tobin is entitled to reimbursement under HDC’s policies and for which Mr. Tobin will submit receipts and provide dates when such expenses occurred in accordance with HDC’s policies, a complete list of which expenses is set forth in the letter agreement by and between the parties dated as of the date hereof and (d) any rights to indemnification that Mr. Tobin has under any directors and officers or other insurance policy HDC maintains or under the bylaws and articles of incorporation of the Company, and under any indemnification agreement, if any.  HDC acknowledges that Mr. Tobin is covered under existing indemnification commitments and under an existing Director and Officer Insurance policy. HDC agrees that it shall maintain such insurance policy through its full current term and in any event will indemnify Mr. Tobin to the fullest extent permitted by law for all actions and /or omissions committed in the course and scope of Mr. Tobin’s responsibilities with HDC including as President, General Counsel, Principal Financial Officer, Principal Accounting Officer, and member of the HDC Board of Directors.

8.
Mr. Tobin agrees to resign as President, General Counsel, Principal Financial Officer, and Director on HDC’s Board of Directors on the Effective Date.  In addition, HDC acknowledges that Mr. Tobin has no further responsibility as its Principal Accounting Officer as of the Effective Date.

9.
Mr. Tobin acknowledges and agrees that his employment with HDC has been irrevocably severed, and that neither HDC nor any of its affiliates has any obligation to engage, re-engage, employ, reinstate or recall him in the future.  Mr. Tobin also agrees that should he seek reinstatement or apply for future employment, the HDC Released Parties shall not incur any liability by virtue of a refusal to hire or consider him for employment or by terminating his employment should he become employed.

10.
On the Effective Date, assuming that this Agreement is not revoked by Mr. Tobin within the seven (7) day revocation period, HDC agrees to deliver to the Atlanta law offices of Kilpatrick Stockton, LLP, the following consideration in order to effectuate the agreed settlement of the parties’ bona fide dispute:

(a) Mr. Tobin’s original option agreement as amended as of the Effective Date in the form attached hereto as Exhibit A (the “Tobin Option Agreement”).

(b) a check made payable to the order of “R. Scott Tobin” in the amount of $271,973.07, subject to W-2 reporting which will include all applicable deductions and withholdings.

The parties acknowledge and agree that the form and timing of the consideration provided pursuant to this Agreement are intended to be exempt from or to comply with one or more exceptions to the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), including the exception from the anti-acceleration provisions of Section 409A for bona fide disputes as to a right of payment provided by IRS Regulation § 1,409A(j)(4)(xiv).  The parties further acknowledge and agree that for purposes of Section 409A Mr. Tobin does not have discretion with respect to the timing of the payment of any amounts provided under or related to this Agreement. Notwithstanding such acknowledgment and agreement, HDC does not represent nor warrant any particular tax treatment of the settlement payment described in this Section 10.

11.
Mr. Tobin further agrees to indemnify and hold harmless HDC from and against any tax or tax withholdings claims, amounts, interest, penalties, fines or assessments related to Section 409A brought or sought by any taxing authority or government agency, with regard to the settlement payment described in Section 10.

12.
Mr. Tobin promises that he will not make statements, either verbally or in writing (including electronically), disparaging to any of the HDC Releasees.  HDC, on behalf of the HDC Releasees, promises that neither it nor they will make statements, either verbally or in writing (including electronically), disparaging to any of the Tobin Releasees.  Mr. Tobin and the Tobin Releasees, and HDC and the HDC Releasees agree not to make any statements about any of the other party’s Releasees to the press (including without limitation any newspaper, magazine, radio station or television station) without the prior written consent of the other party.  Similarly, Mr. Tobin promises that he will make no statements concerning the governance, operations, policies, or practices of HDC, nor any statements relating to the roles and responsibilities of any Tobin Releasee with HDC.  Mr. Tobin acknowledges that this prohibition includes the use of any facts and circumstances used on a “no names” or anonymous basis in any presentation related to corporate governance matters or any other matters, including any presentation given by Mr. Tobin in connection with his relations with CB Excellence.  In addition, in response to inquiries from prospective employers or others, HDC agrees to provide only Mr. Tobin’s name, his dates of employment, his position(s) held and will offer only statements regarding his employment or its termination which are consistent with its public filings.  The obligations set forth in the six immediately preceding sentences will expire two years after the Effective Date.  Mr. Tobin acknowledges that HDC will be required to file public disclosures with the Securities and Exchange Commission regarding the termination of his employment and his resignation as an officer and director of HDC.  Mr. Tobin agrees that his resignation from HDC’s board of directors is not related to any disagreement with HDC on any matter relating to HDC’s governance, operations, policies or practices.  A copy(s) of the public disclosure(s) reporting the settlement and/or Mr. Tobin’s resignation from HDC’s board of directors and management positions has been attached to the letter agreement between the parties dated as of an even date herewith.  Mr. Tobin agrees that (i) he will not furnish a letter to HDC containing assertions contrary to the foregoing or (ii) he will not attempt to cause HDC to file with the Securities and Exchange Commission any letter purporting to describe circumstances regarding his resignation.  Mr. Tobin will also cooperate with HDC and its affiliates if HDC requests Mr. Tobin’s testimony.  To the extent practicable and within the control of HDC, HDC will use reasonable efforts to schedule the timing of Mr. Tobin’s participation in any such witness activities in a reasonable manner to take into account Mr. Tobin’s then current employment, and will pay the reasonable and properly documented out-of-pocket expenses that HDC pre-approves and that Mr. Tobin incurs for travel required by HDC with respect to those activities.

13.
Except as set forth in this Section, Mr. Tobin agrees that he will not disclose the existence or terms of this Agreement to anyone.  He agrees that in response to any inquiries, he will state only that the contractual dispute has been resolved. However, Mr. Tobin may disclose it to a member of his immediate family or legal or financial advisors if necessary and on the condition that the family member or advisor similarly does not disclose these terms to anyone.  Mr. Tobin understands that he will be responsible for any disclosure by a family member or advisor as if he had disclosed it himself.  This restriction does not prohibit Mr. Tobin’s disclosure of this Agreement or its terms to the extent necessary during a legal action to enforce this Agreement or to the extent Mr. Tobin is legally compelled to make a disclosure.  However, Mr. Tobin will notify HDC promptly upon becoming aware of that legal necessity, provide HDC with reasonable details of that legal necessity and cooperate with HDC to seek legal protection from and/or limitations on any legally compelled disclosure.  Mr. Tobin further agrees that for a period of three years following the execution of this Agreement, he will not (i) solicit proxies or consents to vote any securities of HDC, (ii) engage in short selling the common stock of HDC, (iii) act alone or in concert with others to seek to control or influence the management, board of directors or policies of HDC, and (iv) cooperate with any party seeking to do any of the foregoing.

14.
Before any payments are made under this Agreement, Mr. Tobin shall return to HDC in good working order all HDC property and documents within his or his agents’ possession, custody, and control and shall certify that he has returned all HDC property and documents.  Such property and documents includes, but is not limited to, computers, keys, software, calculators, equipment, credit cards, forms, files, manuals, correspondence, business cards, personnel data, lists of or other information regarding contacts and/or employees, contracts, contract information, agreements, leases, plans, brochures, catalogues, training materials, computer tapes, diskettes or other portable media.  Documents means any written, recorded or graphic material in Mr. Tobin’s possession, custody, or control, regardless of its location (including at Mr. Tobin’s home or on Mr. Tobin’s personal computer), whether produced, reproduced, or on paper, cards, tapes, film, electronic facsimile, computer storage device or any other media.

15.
No party to this Agreement has filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim released in this Agreement.  Mr. Tobin and HDC (on its own behalf and that of the HDC Releasees) promise never to file or pursue a lawsuit, complaint or charge based on any Claim released by this Agreement, except that any party may participate in an investigation or proceeding conducted by an agency of the United States Government or of any state.  No party has assigned or transferred any Claim released hereunder nor has any party purported to do so.

16.
HDC agrees that should Mr. Tobin seek the removal of any restrictive legend from any HDC securities, that HDC shall not refuse to consent to such removal on the grounds that Mr. Tobin possesses any inside information concerning HDC (and Mr. Tobin agrees that he shall be solely responsible for any determinations he makes regarding insider trading matters).

17.
HDC and Mr. Tobin agree that the terms of this Agreement shall be final and binding and that this Agreement shall be interpreted, enforced and governed under the laws of the State of Georgia.  The provisions of this Agreement can be severed, and if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

18.
This Agreement, in conjunction with the letter agreement by and between the parties dated as of an even date herewith, sets forth the entire agreement between HDC and Mr. Tobin and fully supersedes any and all prior agreements or understandings, written and/or oral, between HDC and Mr. Tobin pertaining to the subject matter of this Agreement.

19.	All disputes concerning this Agreement or any other differences between HDC and Mr. Tobin will be resolved pursuant to Section 8(h) of Mr. Tobin’s Employment Agreement.

20.
Mr. Tobin is solely responsible for the payment of any fees incurred as the result of an attorney reviewing this agreement on behalf of Mr. Tobin.  In any arbitration concerning the validity or enforceability of this contract or in any arbitration to enforce the provisions of this contract, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, including court costs and expert witness fees and costs.

21.
HDC shall file a Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering all of the shares of common stock underlying the Tobin Option Agreement no later than 60 days after the Effective Date.  Once the Registration Statement is declared effective, HDC shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until such time as all the shares of common stock underlying the Tobin Option Agreement are saleable within a 90-day period under the provisions of Rule 144 promulgated pursuant to the Securities Act (or any successor provision), including without limitation, through the filing of post-effective amendments.  All expenses incurred in connection with registrations pursuant to this Section 20 shall be borne by HDC; provided, however that HDC shall not be required to reimburse Mr. Tobin for any expenses incurred by him in making requests and providing information under this Section.

The signatures below indicate the understanding and agreement of Mr. Tobin and HDC with all of the terms in this Agreement. Mr. Tobin should take this Agreement home and carefully consider all of its provisions before signing it.  Mr. Tobin may take up to twenty-one (21) days to decide whether Mr. Tobin wants to accept and sign this Agreement.  Also, if Mr. Tobin signs this Agreement, Mr. Tobin will then have an additional seven (7) days in which to revoke Mr. Tobin’s acceptance of this Agreement after Mr. Tobin has signed it.  This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the seven (7) day revocation period has expired.  Again, Mr. Tobin is free and encouraged to discuss the contents and advisability of signing this Agreement with his attorney, David Stockton, or another attorney of Mr. Tobin’s choosing.

Mr. Tobin should read this Agreement carefully.  This agreement includes a release of all known and unknown claims through the effective date.  Mr. Tobin is strongly advised to consult with an attorney before executing this document.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Mr. Tobin and HDC have executed this agreement as of the date first written above.

R. SCOTT TOBIN:
/s/ R. Scott Tobin

October 2, 2010
Date Signed

HEALTH DISCOVERY CORPORATION

Name

Title

Date Signed

For purpose of acknowledging and agreeing to Sections 6 and 15 of this Agreement:

Stephen Barnhill

Date Signed

Thomas Gallagher

Date Signed

IN WITNESS WHEREOF, Mr. Tobin and HDC have executed this agreement as of the date first written above.

R. SCOTT TOBIN:

Date Signed

HEALTH DISCOVERY CORPORATION

/s/ Thomas Gallagher
Name

Executive Vice President
Title

October 2, 2010
Date Signed

For purpose of acknowledging and agreeing to Sections 6 and 15 of this Agreement:

/s/ Stephen Barnhill
Stephen Barnhill

October 2, 2010
Date Signed

/s/ Thomas Gallagher
Thomas Gallagher

October 2, 2010
Date Signed

EXHIBIT A

[AMENDED OPTION AGREEMENT]

NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION
  THIS NON-QUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date and amended as of this 2nd day of October 2010 by HEALTH DISCOVERY CORPORATION, a corporation organized under the laws of the State of Georgia (the “Company”) to R. Scott Tobin (the “Optionee”).    The terms of this amended Award shall supersede in their entirety the terms of the original Award dated as of the Grant Date.

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a non-qualified stock option (the “Option”), as described below, to purchase the Option Shares. Capitalized terms used but not defined herein have the meanings ascribed to them in the Terms and Conditions.

A.	Grant Date: April 29, 2009.

B.	Type of Option: Non-Qualified Stock Option.

C.	Plan under which Option is granted: This Award is not granted under or pursuant to any plan.

D.	Option Shares: All or any part of 4,500,000 shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $0.08 per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Board of Directors, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on January 15, 2012 Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply

G.	Vesting Schedule: The parties acknowledge that the Shares have vested in accordance with Schedule 1.

IN WITNESS WHEREOF, the parties have executed and sealed this amended Award as of the date set forth above.

OPTIONEE	HEALTH DISCOVERY CORPORATION

By:

Title:

 TERMS AND CONDITIONS TO THE
NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION

1.	Exercise of Option. Subject to the provisions provided herein or in the Award:

  (a)       The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b); and (iii) satisfaction of the withholding tax obligations as provided in Section 2, if applicable.

  (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

  (i)           by tendering cash or certified check in an amount equal to the Purchase Price;

      (ii)          by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the Purchase Price;

  (iii)         if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by delivery of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Company of instructions in a form acceptable to the Company regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised;

  (iv)        by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the Purchase Price; or

  (v)          in any combination of the foregoing.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and, if applicable, all required tax withholdings, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.
Withholding.  To the extent necessary, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash; by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a “Withholding Election”), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax; or by any combination of the above.  The Optionee may make a Withholding Election only if the following conditions are met:

 (a)         the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined by executing and delivering to the Company a properly completed Withholding Election; and

 (b)         any Withholding Election made will be irrevocable; however, the Board of Directors may, in its sole discretion, disapprove and give no effect to any Withholding Election to the extent the amount of the withholding tax obligation subject to the Withholding Election exceeds $170,000.

3.
Rights as Shareholder.   Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as this Award otherwise provides.

4.	Restriction on Transfer of Option and Option Shares.

  (a)        The Option evidenced hereby is nontransferable other than pursuant to Section 4(b) below and by will or the laws of descent and distribution.  The Option shall be exercisable during the lifetime of the Optionee or the Permitted Transferee (as defined below in Section 4(b)), if applicable, only by the Optionee or such Permitted Transferee, if applicable (or in the event of the his Disability, if applicable, by his personal representative) and after his death, only by his legatee or the executor of his estate.  In the event the Permitted Transferee is an entity, the Option shall be exercisable during the Option Period only by an authorized representative of the Permitted Transferee, such as the grantor or trustee of a trust or the general partner of a family partnership, as applicable.

 (b)         The Optionee may transfer the Option to one or more members of his immediate family, provided any such family member has attained age 21 on or before the intended date of transfer, to a trust established solely for the benefit of the Optionee’s immediate family, or to a partnership, provided the only partners in the partnership on the intended date of transfer are members of the Optionee’s immediate family (a “Permitted Transferee”).  Solely in accordance with the following, for purposes of this Section 4(b), the term “immediate family” means only individuals with one of the following relationships to the Optionee: spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws.

 (c)          In the event the Option is transferred by the Optionee to a Permissible Transferee, the Permissible Transferee shall be prohibited from making any subsequent transfer other than, to the extent applicable, by will or the laws of descent and distribution.

 (d)         Notwithstanding the foregoing, the Company shall not be obligated to give effect to any transfer of the Option to a Permitted Transferee unless the Optionee has provided the Company with advance written notice of the transfer.

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5.	Changes in Capitalization.

 (a)          The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

      (b) In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock that in each case is not an Equity Restructuring, the Board of Directors or its designee shall take such action to make such adjustments in the Option or the terms of this Award as the Board of Directors or its designee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Board of Directors or its designee pursuant to this Section 5(b) will be final and binding on the Optionee.  Any action taken by the Board of Directors or its designee need not treat all optionees equally.

 (c) The existence of the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Board of Directors’ discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

6.
Special Limitation on Exercise.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

7.
Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award.

8.
Governing Laws.  This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with any applicable securities laws.

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9.	Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

10.
Notice.   Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.
Severability.   In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.
Entire Agreement.  This Award and these Terms and Conditions express the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all proposals or understandings, other communications between the parties, whether written or oral, relating to such subject matter.  .  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.
Violation.    Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and these Terms and Conditions and shall be void and without effect.

14.	Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Award or these Terms and Conditions.

15.
Specific Performance.   In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16.
No Right to Continued Retention.   The award of Option Shares hereunder shall not be construed as giving the Optionee the right to continued employment by the Company or any Affiliate or the continued use of the Optionee’s services by the Company or any Affiliate.

17.	Definitions.

                      (a)        “Affiliate” means (i) any subsidiary or parent of the Company; (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or (iii) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

  (b)        “Board of Directors” means the board of directors of the Company.

4

  (e)         “Fair Market Value” means the value of a share of Common Stock as of a date, determined as follows:

               (i)           if the shares of Common Stock are traded on any national securities exchange or through any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price at which Common Stock shall have been sold on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Board of Directors on or through which the shares of Common Stock are then traded;

       (ii)    if the shares of Common Stock are not actively traded on any such exchange or through any such system, Fair Market Value shall mean the closing price for the Common Stock for the most recent trading day immediately preceding such date, as reported by such exchange or system; or

   (iii)        if the shares of Common Stock are not actively traded or reported on any exchange or through any such system and have not experienced a recent trading day, Fair Market Value shall mean the fair market value of a share of Common Stock as determined by the Board of Directors taking into account such facts and circumstances deemed to be material by the Board of Directors to the value of the Common Stock in the hands of the Optionee.

                      Notwithstanding the foregoing, for purposes of Subsections (i), (ii), or (iii) above, the Board of Directors may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Board of Directors determines is reasonably indicative of fair market value.

5

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
HEALTH DISCOVERY CORPORATION

Name:
Address:

Date:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA  31401
Attn:  Secretary

Re:	Exercise of Non-Qualified Stock Option

Dear Sir or Madam:

             Subject to acceptance hereof in writing by Health Discovery Corporation (the “Company”), pursuant to the provisions of the terms and conditions of the Non-Qualified Stock Option Award (the “Award”), I hereby give at least ten days but no more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of common stock of the Company (“Common Stock”) under the Award dated as of ____________.  The purchase shall take place as of ___________________ (the “Exercise Date”).

             On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐	by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Health Discovery Corporation;

☐	by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the purchase price;

☐	by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the purchase price;

☐	by delivery of the purchase price by _________________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price. Note: This choice is available only if and when the Common Stock becomes traded by brokers.

Exhibit 1 - Page 1 of 3

  The required federal, state and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid on or before the Exercise Date in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Exercise Date.

  As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

                      If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

  The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

  I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

  The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

  I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

  I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder.

  The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

  The parties acknowledge that the Company has separately agreed to file an S-8 that will cover the shares of Common Stock underlying this Award.  The Company will otherwise be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Exhibit 1 - Page 2 of 3

  I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

  I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

  I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

  The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

          I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.  I also understand that capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Award.

Very truly yours,

Name:

AGREED TO AND ACCEPTED HEALTH DISCOVERY CORPORATION

By:

Name:

Title:

Date:

Exhibit 1 - Page 3 of 3

     EXHIBIT 2
NOTICE OF WITHHOLDING ELECTION
FOR EXERCISE OF STOCK OPTION
TO PURCHASE
COMMON STOCK OF
HEALTH DISCOVERY CORPORATION

Name:
Address:

Date:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA  31401
Attn:  Secretary

Re:	Withholding Election

Dear Sir or Madam:

This election relates to the Option identified in Paragraph 3 below.  I hereby certify that:

(1) My correct name and social security number and my current address are set forth at the end of this document.
(2) I am (check one, whichever is applicable).

☐	the original recipient of the Option.

☐	the legal representative of the estate of the original recipient of the Option.

☐	a legatee of the original recipient of the Option.

☐	the legal guardian of the original recipient of the Option.

    (3)  The Option pursuant to which this election relates was issued under the Non-Qualified Stock Option Award (the “Award”) dated as of ____________ in the name of _____________________ for the purchase of a total of __________ shares of Common Stock.  This election relates to _____ ________ shares of Common Stock issuable upon exercise of the Option (the “Stock”), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable provisions in the Award.

(4) In connection with any exercise of the Option with respect to Stock, I hereby elect to have certain shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

Exhibit 2 - Page 1 of 2

(5) The shares to be withheld shall have, as of the tax date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(6) This Withholding Election is made no later than the tax date and is otherwise timely made pursuant to the Award.

(7) I understand that this Withholding Election may not be revised, amended or revoked by me.

(8) I further understand that the Company shall withhold from the Common Stock a whole number of shares of Stock having the value specified in Paragraph 4 above.

(9) I have read and understand the provisions of the Award that relate to the making of a Withholding Election and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election shall have the meanings given to them in the Award.

Dated:  ____________________

Signature

Name (printed)

Street Address

City, State, Zip Code

Social Security Number

Exhibit 2 - Page 2 of 2

                             SCHEDULE 1

                             VESTING SCHEDULE

The Option Shares shall vest in the following increments if the service conditions, indicated by applicable Vesting Date, are satisfied, as provided below:

Vesting Date	Number of Options
April 10, 2009	1,000,000
January 1, 2010	1,500,000
September 15, 2010	2,000,000

Each portion of the option identified under the “Number of Options” column above shall vest only if and when (1) the Executive has been continuously employed by the Company through the applicable Vesting Date, and (2) with respect to the options that have Vesting Dates of January 1 and September 15, 2010, the Option Shares shall not vest until either the Company has (i) cash on hand in excess of $800,000, or (ii) a positive, trailing 90-day EBITDA, or (iii) raised an additional $1,000,000 in capital from new investments, excluding any proceeds from the exercise of any warrants or options.

Schedule 1 - Page 1 of 1